UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2015

GAMING AND LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On December 15, 2015, Gaming and Leisure Properties, Inc. (“GLPI”) entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended Purchase Agreement”) by and among GLPI, GLP Capital, L.P. (the “Buyer”), PA Meadows, LLC, PA Mezzco, LLC (“PA Mezz”) and Cannery Casino Resorts, LLC (together with PA Mezz, the “Sellers”), providing for the purchase of the membership interests of PA Meadows, LLC, the owner of The Meadows Racetrack and Casino (the “Casino”) located in Washington, Pennsylvania. The Amended Purchase Agreement amends and restates the Membership Interest Purchase Agreement entered into among the same parties on May 13, 2014. GLPI expects to sell the entities holding the licenses and operating assets to a third party operator, while retaining ownership of the land and buildings. GLPI intends to fund the transaction with a combination of debt and equity with the exact amounts to be determined. The transaction is expected to close in the second half of 2016.

Upon the terms and subject to the conditions set forth in the Amended Purchase Agreement, GLPI will purchase from the Sellers all of the equity interests of PA Meadows, LLC for a base purchase price of $440 million, inclusive of $10 million previously paid to the Seller, subject to certain closing adjustments, including adjustments based on the amount of working capital and other operational cash balances. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Amended Purchase Agreement may be terminated under certain circumstances, including by the Sellers if GLPI fails to secure certain regulatory approvals or if closing has not occurred by November 16, 2016.

The Amended Purchase Agreement contains other customary representations, warranties, covenants and indemnifications by the parties.  There are no assurances that the conditions to closing will be satisfied or that the transaction will be consummated.

The foregoing summary of the Amended Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Purchase Agreement, a copy of which will be filed as an exhibit to the GLPI’s Annual Report on Form 10-K for the year ended December 31, 2015.

Item 7.01.             Regulation FD Disclosure.

On December 16, 2015, GLPI issued a press release announcing the execution of the Amended Purchase Agreement. A copy of this press release is included as Exhibit 99.1 to this report and is incorporated herein by reference solely for purposes of this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise.  The information in the Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01.             Other Events.

As previously reported, on October 27, 2014 GLPI filed a lawsuit in the Southern District of New York against the Sellers alleging, among other things, fraud and breach of contract. The lawsuit was subsequently re-filed in New York state court on January 7, 2015 for procedural reasons. In connection with entering into the Amended Purchase Agreement as described above under Item 1.01, the parties also entered into a Settlement Agreement, dated December 15, 2015, pursuant to which the parties will release all claims against each other with respect to the outstanding litigation, and which further provides for a mutual waiver, release and covenant among the parties.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 16, 2015	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 16, 2015

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